Exhibit 99.1

Curanex Pharmaceuticals Inc. Announces Closing of its Initial Public Offering

Jericho, New York, August 27, 2025 — Curanex Pharmaceuticals Inc. (Nasdaq: CURX) (“Curanex” or the “Company”), a developmental stage pharmaceutical company focused on discovering and developing botanical drugs for inflammatory diseases, today announced the closing of its initial public offering (the “Offering”) of 3,750,000 shares of common stock at a public offering price of $4.00 per share, for gross proceeds of $15 million, before deducting underwriting discounts and offering expenses. The Offering was conducted on a firm commitment basis. The Company’s shares of common stock began trading on the Nasdaq Capital Market on August 26, 2025 under the ticker symbol “CURX.”

The Company has granted the underwriters an option, exercisable within 45 days from the close of the Offering, to purchase up to 562,500 additional shares of common stock at the public offering price, less underwriting discounts and expenses.

Dominari Securities LLC acted as the lead underwriter for the Offering, with Pacific Century Securities LLC and Revere Securities LLC acting as co-underwriters. The Crone Law Group, P.C. served as counsel to the Company. Sichenzia Ross Ference Carmel LLP served as lead counsel to the underwriters with respect to the Offering.

A registration statement on Form S-1, as amended (File No. 333-282686) relating to the Offering was previously filed with the Securities and Exchange Commission (the “SEC”) and subsequently declared effective by the SEC on August 12, 2025. The Offering was made only by means of a prospectus, forming a part of the registration statement. A final prospectus relating to the Offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus related to the Offering may be obtained, when available, from Dominari Securities LLC, 725 5th Avenue, 23rd Floor, New York, NY 10022, or by telephone at (212) 393-4500.

Before you invest in the Company, you should read the final prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the Offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Curanex Pharmaceuticals Inc

Curanex Pharmaceuticals Inc is a developmental stage pharmaceutical company headquartered in Jericho, New York, dedicated to discovering and developing botanical drugs for inflammatory diseases. Its lead candidate, Phyto-N, is a botanical extract from a single plant with proven anti-inflammatory properties that acts via multiple targets and mechanisms. Phyto-N has a long history of human use, having treated thousands of patients with inflammatory diseases over 30 years in China, demonstrating favorable tolerability.

The Company has validated Phyto-N’s effects in animal models of six inflammatory diseases: ulcerative colitis, atopic dermatitis, COVID-19, diabetes, nonalcoholic fatty liver disease, and gout. The primary indication is moderate to severe ulcerative colitis. The Company will advance its lead botanical drug candidate, Phyto-N, through FDA-required studies, IND submission, and into Phase I clinical trials.

For more information, visit the Company’s website at www.curanexpharma.com.

Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s proposed Offering. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, including the expectation that the Offering will be successfully completed. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and in its other filings with the SEC.

For more information, please contact:

Curanex Pharmaceuticals Inc

Attn: Liqin Xie, Chief Operating Officer

info@curanexpharma.com.